Exhibit 10.5
AMENDMENT NO. 1
TO THE
[AMENDED AND RESTATED] CHANGE IN CONTROL
SEVERANCE AGREEMENT
BY AND BETWEEN
LINCOLN ELECTRIC HOLDINGS, INC. AND
[___________]

    THIS AMENDMENT NO. 1 (this “Amendment”) to the [Amended and Restated] Change in Control Severance Agreement dated as of [________] by and between Lincoln Electric Holdings, Inc. (the “Company”) and [________] (the “Executive”) (the “Agreement”), is effective as of August 1, 2020 (the “Effective Date”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.
    Section 7(c) of the Agreement is hereby amended in its entirety to read as follows:
“(c) Subject to the foregoing, the Executive shall have the status of a general unsecured creditor of the Company and shall have no right to, or security interest in, any assets or property of the Company (or any Subsidiary) or any trust established by the Company to fund the payment of benefits hereunder (the “Trust”), and all funds contained in the Trust shall remain subject to the claims of the Company’s general creditors. In furtherance of the foregoing, in the event of a Potential Change in Control or a Change in Control (as such terms are defined in the Lincoln Electric Holdings, Inc. Rabbi Trust Agreement by and between the Company and Wells Fargo Bank, National Association (or its successor trustee) effective as of August 1, 2020 (or any successor trust agreement to the foregoing agreement) (the “Trust Agreement”)) or upon any other event specified in the Trust Agreement, the Company shall contribute (or cause to be contributed) to the Trust established thereunder assets in the amounts, and in accordance with the terms and conditions, as set forth in the Trust Agreement, provided that any such contribution would not result in a transfer of property within the meaning of Section 83 of the Code as contemplated by Sections 409A(b)(2) or (3) of the Code.”

This Amendment may be executed in counterparts, which together shall constitute one executed Amendment, and this Amendment may be signed via PDF, DocuSign or by any other electronic means and will have the same effect as original signatures.

[Signatures on the following page]

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date set forth above.

LINCOLN ELECTRIC HOLDINGS, INC.

By:

Name: Michele R. Kuhrt

Title:     Executive Vice President, Chief Human Resources Officer

EXECUTIVE

[Executive]